CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions, "Disclosure of Portfolio Holdings" and "Independent Registered Public Accounting Firm" in the Prospectus and Statement of Additional Information of the Henderson Global Real Estate Equities Fund, a series of the Henderson Global Funds' included in the Registration Statement (Form N-1A) of the Henderson Global Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 27 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-62270).

                                                           /s/ ERNST & YOUNG LLP
Chicago, Illinois
February 26, 2008